Exhibit 5.1





                ISRAELI LEGAL COUNSEL LETTERHEAD
                         FORM OF OPINION


                                            January ____, 2004

Inrob Ltd.
2 Haprat Street
Yavne, Israel 81827


            Re:  Registration Statement on Form F-1

Ladies and Gentlemen:

      As counsel to Inrob Ltd., an Israeli corporation (the "Company"), we have reviewed the form of that certain
Registration Statement on Form F-1 (Registration No. 333-________) to be filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration of 30,000,000 shares of the Company's 0.01 NIS par value common stock owned by the selling security holders ("Registration Statement") ("Shares"). With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as was presented to us. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as confirmed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signature on all documents submitted to us. Based upon the foregoing, we are of the opinion that the Shares, when issued, will be legally issued, fully paid and non-assessable shares of the common stock of the Company.

      We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

      This opinion relates only to matters of Israeli corporate law including all regulations and published judicial decisions interpreting those laws and regulations. We express no opinion as to compliance with the laws in any other jurisdiction and the effect, if any, which non-compliance with such laws might have. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth herein.

      We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form F-1 filed by the Company.


Sincerely,

/s/
____________________________________